Exhibit 4.1

SIMON PROPERTY GROUP, L.P.

ISSUER

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

AND

THE BANK OF NEW YORK MELLON, LONDON BRANCH

LONDON PAYING AGENT

THIRTIETH SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 2, 2013

€750,000,000  2.375% NOTES due 2020

SUPPLEMENT TO INDENTURE,

DATED AS OF NOVEMBER 26, 1996,

BETWEEN

SIMON PROPERTY GROUP, L.P.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(AS SUCCESSOR TO THE CHASE MANHATTAN BANK),

AS TRUSTEE

i

EXHIBITS

EXHIBIT A                                                                              Form of Global Note

EXHIBIT B                                                                              Form of Certificated Note

ii

THIRTIETH SUPPLEMENTAL INDENTURE, dated as of October 2, 2013 (the “Thirtieth Supplemental Indenture”), between SIMON PROPERTY GROUP, L.P. (formerly known as Simon DeBartolo Group, L.P.), a Delaware limited partnership (the “Issuer” or the “Operating Partnership”), having its principal offices at 225 West Washington Street, Indianapolis, Indiana 46204, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Chase Manhattan Bank), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 and The Bank of New York Mellon, London Branch, as London Paying Agent, having its Corporate Trust Office at One Canada Square, London E14 3AL, United Kingdom.

RECITALS

WHEREAS, the Issuer and Simon Property Group, L.P., a Delaware limited partnership acting as a guarantor (the “Guarantor”), executed and delivered to the Trustee an Indenture, dated as of November 26, 1996 (the “Original Indenture”), providing for the issuance from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer;

WHEREAS, on December 31, 1997 the Guarantor was merged into the Issuer as contemplated under the Indenture;

WHEREAS, the Issuer changed its name from “Simon DeBartolo Group, L.P.” to “Simon Property Group, L.P.” effective as of September 24, 1998;

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Issuer intends by this Thirtieth Supplemental Indenture to create and provide for the following series of debt securities:

Simon Property Group, L.P. 2.375% Notes due 2020 (the “Notes”) initially in an aggregate principal amount of €750,000,000;

WHEREAS, the Board of Directors of Simon Property Group, Inc., the general partner of the Issuer, has approved the creation of the Notes and the forms, terms and conditions thereof pursuant to Sections 301 and 1701 of the Original Indenture; and

WHEREAS, all actions required to be taken under the Original Indenture with respect to this Thirtieth Supplemental Indenture have been taken.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS, CREATION, FORMS AND

TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1.01.           Definitions.  Capitalized terms used in this Thirtieth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture.  Certain terms, used principally in Article II of this Thirtieth Supplemental Indenture, are defined in that Article.  In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Additional Amounts” has the meaning set forth in Section 1.04(f).

“Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Certificated Notes” has the meaning set forth in Article III.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means October 2, 2013.

“Code” has the meaning set forth in Section 1.04(f)(i)(d).

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be The Bank of New York Mellon, London Branch.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption or the date of accelerated payment, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Operating Partnership.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Operating Partnership, a German Bundesanleihe security whose maturity is closest to the maturity of the Notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German Bundesanleihe security as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe securities selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Corporate Trust Office of the London Paying Agent” means, initially, the office of The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 3AL, United Kingdom.

“Dollar” or “$” means the lawful currency of the United States of America.

“euro” or “€” means the currency introduced at the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Union, as amended from time to time.

“Euroclear” means Euroclear Bank S.A./N.V.

“FATCA” has the meaning set forth in Section 1.04(f)(x).

“FATCA Withholding Tax” has the meaning set forth in Section 6.07.

“Global Note” means a permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Original Indenture as supplemented by this Thirtieth Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 1.04(d).

“Issuer” has the meaning set forth in the first paragraph of this Thirtieth Supplemental Indenture.

“London Paying Agent” means The Bank of New York Mellon, London Branch, as Paying Agent for the Notes or any successor entity appointed by the Operating Partnership as Paying Agent for the Notes in London.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value, as of the date of such redemption or accelerated payment, of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such euro if such redemption or accelerated payment had not been made, determined by discounting, on an annual basis (ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Markets Association), such principal and interest at the Reinvestment Rate, from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Notes being redeemed or accelerated.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Notes” has the meaning set forth in the Recitals hereto.

“Operating Partnership” has the meaning set forth in the first paragraph of this Thirtieth Supplemental Indenture.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Prior Supplemental Indentures” has the meaning set forth in Section 2.01.

“Redemption Price” means the Optional Redemption Price or the Tax Redemption Price, as the case may be.

“Regular Record Date” has the meaning set forth in Section 1.04(d).

“Reinvestment Rate” means the Comparable Government Bond Rate plus 0.20%.

“Trustee” has the meaning set forth in the first paragraph of this Thirtieth Supplemental Indenture.

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 1.02.           Creation of the Notes.  In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture.  The Notes shall be issued initially in an aggregate principal amount of €750,000,000, except as permitted by Sections 301, 304, 305 or 306 of the Original Indenture.

SECTION 1.03.           Form of the Notes.  The Notes shall be issued in the form of one or more Global Notes, duly executed by the Operating Partnership and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the General Partner (as defined in the Original Indenture), which shall be deposited with, or on behalf of, Euroclear and Clearstream and shall be registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for, and in respect of interests held through, Euroclear and Clearstream.  The Notes shall be substantially in the form of Exhibit A attached hereto.  So long as the Common Depositary or its nominee is the registered owner of a Global Note, the Common Depositary or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture.

SECTION 1.04.           Terms and Conditions of the Notes.  The Notes shall be governed by all the terms and conditions of the Indenture.  In particular, the following provisions shall be terms of the Notes:

(a)                                 Title and Aggregate Principal Amount.  The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 1.02 of this Thirtieth Supplemental Indenture, except as permitted by Sections 301, 304, 305 or 306 of the Original Indenture.

(b)                                 Stated Maturity.  The Notes shall mature, and the unpaid principal thereon shall be payable, on October 2, 2020, subject to the provisions of the Original Indenture and Section 1.04(e) below.

(c)                                  Payment in Euro.  Principal of, and the Make-Whole Amount, if any, and interest on, the Notes shall be payable in euro.  If euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in Dollars until euro is again available to the Issuer or so used. The amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the London Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

(d)                                 Interest.  The rate per annum at which interest shall be payable on the Notes shall be 2.375%.  Interest on the Notes shall be payable annually in arrears on each October 2, commencing on October 2, 2014 (each, an “Interest Payment Date”), to the Persons in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business on the 15th calendar day immediately prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 2, 2013, and shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

(e)                                  Sinking Fund; Repayment; Optional Redemption and Tax Redemption.  No sinking fund shall be provided for the Notes and the Notes shall not be repayable at the option of the Holders thereof prior to Stated Maturity.  The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (collectively, the “Optional Redemption Price”), all in accordance with the provisions of Article XI of the Original Indenture; provided, however, that if the Notes are redeemed on or after July 2, 2020, the Optional Redemption Price shall not include the Make-Whole Amount.

In addition, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 25, 2013, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts with respect to the Notes, then the Notes may be redeemed at the option of the Issuer, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon (the “Tax Redemption Price”), to, but not including, the Redemption Date, all in accordance with the provisions of Article XI of the Original Indenture.

If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the Notes from and after the Redemption Date shall be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

(f)                                   Payment of Additional Amounts.  All payments in respect of the Notes shall be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer shall pay to a Holder who is not a United States Person such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment by the Issuer or a Paying Agent of the principal of, and Make-Whole Amount, if any, and interest on, the Notes to such Holder, after such withholding or deduction will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(i)                                     to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a)                                 being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the Dollar as its functional currency;

(b)                                 having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c)                                  being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d)                                 being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)                                  being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii)                                  to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)                               to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)                              to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment;

(v)                                 to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi)                              to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii)                           to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii)                        to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(ix)                              to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x)                                 to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act (“FATCA”)) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(xi)                              in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 1.04(f), the Issuer will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(g)                                  Registration and Form.  The Notes shall be issuable as Registered Securities as provided in Section 1.03 of this Thirtieth Supplemental Indenture.  The Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.  All payments of principal, premium, if any, and interest in respect of the Notes shall be made by the Issuer in immediately available funds.

(h)                                 Defeasance and Covenant Defeasance.  The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article II of this Thirtieth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the Notes.

(i)                                     Make-Whole Amount Payable Upon Acceleration.  Upon any acceleration of the Stated Maturity of the Notes in accordance with Section 502 of the Original Indenture, the Make-Whole Amount on the Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

(j)                                    Further Issues.  Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities under the Indenture having the same terms and conditions as the Notes in all respects, except for issue date, issue price and, to the extent applicable, first payment of interest.  Additional debt securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.  Notice of any such issuance shall be given to the

Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional debt securities.

(k)                                 Notices.  For the purposes of the Notes, Section 106 of the Original Indenture is hereby amended by replacing “in writing and mailed, first-class postage prepaid” with “transmitted” and deleting “at his address as it appears in the Security Register” in the first paragraph.  Section 106 of the Original Indenture is further amended by replacing the last two sentences of the Section with the following: “The notice, if transmitted in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.”

(l)                                     Other Terms and Conditions.  The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.

ARTICLE II

COVENANTS FOR BENEFIT OF HOLDERS OF NOTES;
EVENTS AND NOTICE OF DEFAULT

SECTION 2.01.           Covenants for Benefit of Holders of Notes.  In addition to the covenants set forth in Article X of the Original Indenture, there are established pursuant to Section 901(2) of the Original Indenture the following covenants for the benefit of the Holders of the Notes and to which the Notes shall be subject.  Furthermore, the covenants set forth in Article II of any Supplemental Indenture dated prior to June 7, 2005 (“Prior Supplemental Indentures”) as the same may be amended or modified from time to time hereafter shall apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding.

(a)                                 Limitation on Debt.  As of each Reporting Date (as defined below), Debt (as defined below) shall not exceed 65% of Total Assets (as defined below).

(b)                                 Limitation on Secured Debt.  As of each Reporting Date, Secured Debt (as defined below) shall not exceed 50% of Total Assets.

(c)                                  Fixed Charge Coverage Ratio.  For the four consecutive quarters ending on each Reporting Date, the ratio of Annualized EBITDA (as defined below) to Annualized Interest Expense (as defined below) shall be at least 1.50 to 1.00.

(d)                                 Maintenance of Unencumbered Assets.  As of each Reporting Date, Unencumbered Assets (as defined below) shall be at least 125% of Unsecured Debt (as defined below).

SECTION 2.02.           Definitions.  As used herein:

“Annualized EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share (as defined below) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realized or unrealized gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualized basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period.

“Annualized Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortization of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four-quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four-quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period).

“Capitalization Rate” means 7.00%.

“Capitalized Value” means, as of any date, Annualized EBITDA divided by the Capitalization Rate.

“Company” means Simon Property Group, Inc., a Delaware corporation and the sole general partner of the Operating Partnership.

“Debt” means the Operating Partnership’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership’s balance sheet as a capitalized lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes Intercompany Debt (as defined below).

“Intercompany Debt” means Debt to which the only parties are the Company, the Operating Partnership and any of their Subsidiaries or affiliates (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary or affiliate) and provided that, in the case of Debt owed by the Operating Partnership to any Subsidiary or affiliate, the Debt is subordinated in right of payment to the Notes.

“Pro Rata Share” means any applicable figure or measure of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Reporting Date” means March 31, June 30, September 30 and December 31 of each year.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary.

“Stabilized Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilized when the Operating Partnership or its Subsidiaries or an unconsolidated joint venture in which the Operating Partnership or any Subsidiary has an interest has owned the asset as of at least six Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilized four Reporting Dates after the earlier of (a) six Reporting Dates after substantial completion of construction or development or (b) the first Reporting Date on which the asset is at least 90% leased.

“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilized Assets, Capitalized Value; (ii) for all other assets of the Operating Partnership and its Subsidiaries, the Operating Partnership’s Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles; and (iii) the Operating Partnership’s Pro Rata Share of cash and cash equivalents.

“Unencumbered Annualized EBITDA” means Annualized EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Assets” as of any Reporting Date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA and the denominator of which is Annualized EBITDA.

“Unsecured Debt” means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

SECTION 2.03.           Events of Default.  For the purposes of the Notes, Section 501 of the Original Indenture is hereby amended by, supplemented with, and where inconsistent replaced by, the following provisions; provided, however, that Section 501 of the Original Indenture, as the same may be amended or modified from time to time hereafter, shall also apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding:

(a)                                 Section 501(4) of the Original Indenture is replaced in its entirety by the following:

“(4)                           default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

(b)                                 Section 501(5) of the Original Indenture is replaced in its entirety by the following:

“(5)                           a default under any evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or of any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or”

SECTION 2.04.           Notice of Defaults.  For the purposes of the Notes, Section 601 of the Original Indenture is hereby replaced in its entirety by the following; provided, however, that Section 601 of the Original Indenture, as the same may be amended or modified from time to time hereafter, shall also apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding:

“Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and Coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and Coupons of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.”

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.           Transfer and Exchange.

(a)                                 The Global Notes shall be exchanged by the Operating Partnership for one or more Notes in definitive, fully registered certificated form, without coupons, substantially in the form of Exhibit B hereto (the “Certificated Notes”) if (i) the Common Depositary notifies the Operating Partnership that it is unwilling, unable or no longer qualified to continue as common depositary for the Global Notes and the Operating Partnership fails to appoint a successor common depositary within 90 calendar days; (ii) the Operating Partnership, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or (iii) there has occurred and is continuing an Event of Default with respect to the Notes.  Whenever a Global Note is exchanged for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and cancelled by the Trustee.  All Certificated Notes issued in exchange for a Global Note, a beneficial interest therein or a portion thereof shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures).

(b)                                 Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to Section 3.01(a), ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form.  Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees.  Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of Euroclear and Clearstream (or their respective successors).

ARTICLE IV

LEGENDS

SECTION 4.01.           Legends.  Each Global Note shall bear the following legends on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY.  UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE, CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

ARTICLE V

TRUSTEE

SECTION 5.01.           Appointments.  The Paying Agent for the Notes will initially be The Bank of New York Mellon, London Branch.  The Issuer hereby initially designates the Corporate Trust Office of the London Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture may be served.  The Trustee is appointed as the transfer agent and Security Registrar for the Notes and for the purposes of Section 1002 of the Indenture.  The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

SECTION 5.02.           Recitals of Fact; Other Matters.

(a)                                 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or the due execution thereof by the Issuer.  The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof.

(b)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(c)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)                                 The Trustee may reasonably rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders of the Notes due to the Trustee’s reasonable reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee.

(e)                                  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby or thereby.

(f)                                   In the performance of its obligations hereunder, the Trustee (in each of its capacities hereunder) shall be provided with any rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Original Indenture.  The rights, privileges, projections, immunities and benefits given to the Trustee hereunder and under the Original Indenture are extended to, and shall be enforceable by the London Paying Agent.

SECTION 5.03.           Successor.  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.           Ratification of Original Indenture.  This Thirtieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Thirtieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 6.02.           Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.03.           Successors and Assigns.  All covenants and agreements in this Thirtieth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 6.04.           Separability Clause.  In case any one or more of the provisions contained in this Thirtieth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.05.           Governing Law.  This Thirtieth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.  This Thirtieth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Thirtieth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 6.06.           Counterparts.  This Thirtieth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 6.07.           Information Covenant.  The Issuer hereby covenants with the Trustee and the London Paying Agent that it will provide each of the Trustee and the London Paying Agent with sufficient information so as to enable each of the Trustee and the London Paying Agent to determine whether or not any of the Trustee and the London Paying Agent is obliged, in respect of any payments to be made by it pursuant to the Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such required withholding or deduction, a “FATCA Withholding Tax”).

SECTION 6.08.           Right to Withhold.  Each of the Trustee and the London Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

SECTION 6.09.           Redirection Clause.  If, for any reason, the London Paying Agent or any other Paying Agent does not become, or ceases to be, a participating foreign financial institution or otherwise exempt from any FATCA Withholding Tax (i) the London Paying Agent or other Paying Agent shall give notice thereof to the Issuer as soon as reasonably practicable upon becoming aware of such fact and (ii) if as a result of such notice the Issuer is required to deduct or withhold any amount pursuant to FATCA in respect of any payment due on the Notes, then the Issuer will be entitled to re-direct or reorganize any such payment in any way that it sees fit in accordance with the transaction documents in order that the payment may be made without such deduction or withholding.  Neither the London Paying Agent nor any other Paying Agent shall be obliged to act on any instruction from the Issuer to it to redirect or reorganize any payment which would, in its opinion, result in the breach of its internal ‘know your customer’ checks and internal compliance procedures.  Neither the London Paying Agent nor any other Paying Agent shall be liable to any other party for any loss or liability incurred by such party as a consequence of any redirection or reorganization by the Issuer.

SECTION 6.10.           Money for Payments to be Held in Trust.  No later than 10:00 a.m. (London time) (or such later time as the Operating Partnership and the London Paying Agent may from time to time agree) on any due date (including any Redemption Date) of the principal of, and premium, if any, and interest on (including the Redemption Price for), the Notes, the Operating Partnership shall irrevocably deposit with the London Paying Agent in immediately available funds, a sum sufficient to pay the principal of, and premium, if any, and interest on (including the Redemption Price for), the Notes becoming due on such date, such sum to be held by the London Paying Agent in trust for the benefit of the Persons entitled to such payment and (unless the London Paying Agent is the Trustee), the Operating Partnership will promptly notify the Trustee of its action or failure so to act.

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed all as of the date first above written.

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc.,
its sole General Partner

By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
	Title:	Senior Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tamas
	Name:	R. Tamas
	Title:	Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as London Paying Agent

By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President

Exhibit A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY.  UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE, CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
ISIN NO. XS0975837146	€[ ]
COMMON CODE: 097583714
CUSIP NO: 828807CP0

SIMON PROPERTY GROUP, L.P.

2.375% Note due 2020

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited as the nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] euro (as defined in the Indenture) on October 2, 2020 (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from October 2, 2013, annually in arrears on October 2 of each year (each, an “Interest Payment Date”), commencing on October 2, 2014, at the rate of 2.375% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice transmitted by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date or be paid at any time in any other lawful manner not inconsistent with the requirements of the New York Stock Exchange (the “NYSE”) or any successor securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

Interest payable on this Note on any Interest Payment Date or date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including October 2, 2013, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be.  If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day.  “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The principal of this Note payable on the Maturity Date or earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in London.  The Issuer hereby initially designates the Corporate Trust Office of the London Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal of, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in euro.  If euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in Dollars until euro is again available to the Issuer or so used. The amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the London Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: [ ], 20[ ]

SIMON PROPERTY GROUP, L.P.,
as Issuer

	By:	SIMON PROPERTY GROUP, INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

[REVERSE OF GLOBAL NOTE]

SIMON PROPERTY GROUP, L.P.

2.375% Note due 2020

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Thirtieth Supplemental Indenture, dated as of October 2, 2013, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the Simon Property Group, L.P. 2.375% Notes due 2020, initially limited in aggregate principal amount to €750,000,000 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.  If the Notes are redeemed on or after July 2, 2020, the redemption price shall not include the Make-Whole Amount.  In addition, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 25, 2013, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts (as defined below) with respect to the Notes, then the Notes may be redeemed at the option of the Issuer, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

All payments in respect of the Notes shall be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States Person such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment by the Issuer or a Paying Agent of the principal of, and Make-Whole Amount, if any, and interest on, the Notes to such Holder, after such withholding or deduction will not be less than the amount provided in the Notes to be then due and payable.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities.  The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner.  It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer maintained for such purpose in London (initially the Corporate Trust Office of the London Paying Agent), in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency maintained for such purpose in London (initially the Corporate Trust Office of the London Paying Agent), one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee, the London Paying Agent and any authorized agent of the Issuer, the Trustee or the London Paying Agent may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer, the Trustee nor the London Paying Agent nor any authorized agent of the Issuer, the Trustee or the London Paying Agent shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Thirtieth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                  Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

Exhibit B

FORM OF CERTIFICATED NOTE

[FACE OF CERTIFICATED NOTE]

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
€[]

SIMON PROPERTY GROUP, L.P.

2.375% Note due 2020

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited as the nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] euro (as defined in the Indenture) on October 2, 2020 (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from October 2, 2013, annually in arrears on October 2 of each year (each, an “Interest Payment Date”), commencing on October 2, 2014, at the rate of 2.375% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice transmitted by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date or be paid at any time in any other lawful manner not inconsistent with the requirements of the New York Stock Exchange (the “NYSE”) or any successor securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

Interest payable on this Note on any Interest Payment Date or date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including October 2, 2013, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be.  If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such

Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day.  “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The principal of this Note payable on the Maturity Date or earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in London.  The Issuer hereby initially designates the Corporate Trust Office of the London Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal of, premium, if any, and interest in respect of this Note shall be made in euro by wire transfer of immediately available funds or, at the Issuer’s option, by check mailed to the Holders hereof at the respective addresses set forth in the Security Register, provided that all payments (including principal of, premium, if any, and interest), for which the Holders hereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders hereof.  If euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in Dollars until euro is again available to the Issuer or so used. The amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the London Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated:  [              ], 20[    ]

SIMON PROPERTY GROUP, L.P.,
as Issuer

By: SIMON PROPERTY GROUP, INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

[REVERSE OF CERTIFICATED NOTE]

SIMON PROPERTY GROUP, L.P.

2.375% Note due 2020

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Thirtieth Supplemental Indenture, dated as of October 2, 2013, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the Simon Property Group, L.P. 2.375% Notes due 2020, initially limited in aggregate principal amount to €750,000,000 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.  If the Notes are redeemed on or after July 2, 2020, the redemption price shall not include the Make-Whole Amount.  In addition, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 25, 2013, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts (as defined below) with respect to the Notes, then the Notes may be redeemed at the option of the Issuer, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

All payments in respect of the Notes shall be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States Person such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment by the Issuer or a Paying Agent of the principal of, and Make-Whole Amount, if any, and interest on, the Notes to such Holder, after such withholding or deduction will not be less than the amount provided in the Notes to be then due and payable.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities.  The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner.  It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer maintained for such purpose in London (initially the Corporate Trust Office of the London Paying Agent), in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency maintained for such purpose in London (initially the Corporate Trust Office of the London Paying Agent), one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee, the London Paying Agent and any authorized agent of the Issuer, the Trustee or the London Paying Agent may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer, the Trustee nor the London Paying Agent nor any authorized agent of the Issuer, the Trustee or the London Paying Agent shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Thirtieth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever